Exhibit 10.1

AMENDMENT
TO
EMPLOYMENT AGREEMENT

This amendment (“Amendment”), dated as of February 22, 2016 (“Effective Date”), shall amend the employment agreement dated as of September 18, 2014, by and between Discovery Communications, LLC (“Company”) and Andrew Warren ("Executive") (the “Employment Agreement”).

WHEREAS, Executive and Company previously entered into the Employment Agreement, which sets forth the terms and conditions of Executive’s employment with Company;

WHEREAS, Executive and Company have agreed that Executive shall separate employment with Company as of December 31, 2016 and desire to set forth the terms of Executive’s transition and separation, and make certain other changes, as described below.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows:

1.	Duties, Acceptance, and Location: The following sentence is added at the end of Section I(A):

“Effective February 22, 2016, Company may change Executive’s duties and assign him to transition responsibilities as Company deems necessary, including changing Executive’s title to Senior Executive Vice President, Finance, instead of Chief Financial Officer, provided that Executive continues to report to the CEO.”

2.	Term of Employment: Section II is hereby amended to state in its entirety:

“Term of Employment: Executive’s term of employment under this Agreement began on September 1, 2014 and shall end on December 31, 2016, unless terminated as provided in Sections IV(A), (B), and (C) (“Term of Employment”). As of the Effective Date, Executive shall not have the right to terminate the Term of Employment by resignation for Good Reason with respect to a material reduction in duties or responsibilities (as provided by Section IV(D)) and Company shall not have the right to adjust the Separation Date to any date other than December 31, 2016, unless pursuant to Section IV(C) (termination for “Cause”). Executive shall separate employment as of December 31, 2016, by mutual agreement of the parties, under circumstances which shall be classified as a termination without Cause for purposes of the Employment Agreement and under Company’s plans and programs, and under which Executive shall be eligible for the Severance Payment.”

EXECUTIVE:                            DATE:

/s/ Andrew Warren                            02/23/2016
Andrew Warren

Discovery Communications, LLC                    DATE:

/s/ Adria Alpert Romm                        02/23/2016

Name: Adria Alpert Romm

Title:     Chief Human Resources and Global
Diversity Officer